Exhibit 10.2.7

DRAFT: 11/11/03

                                                          Series 3 Class [A/B/C]

                                    SCHEDULE
                                     to the
                                Master Agreement

                               dated as of o, 2003

between

(1)   BANQUE AIG, LONDON BRANCH ("Party A");

(2)   PERMANENT FINANCING (NO. 3) PLC ("Party B"); and

(3) THE BANK OF NEW YORK (the "Security Trustee", which expression will include its successors and assigns and which has agreed to become a party to this Agreement solely for the purpose of taking the benefit of Parts 5(b) and 5(l) of this Schedule and assuming the obligations under the final paragraph of Part 5(f) of this Schedule).

Part  1. Termination Provisions

(a)   "Specified Entity" means in relation to Party A for the purpose of:-

      Section 5(a)(v), none

      Section 5(a)(vi), none

      Section 5(a)(vii), none

      Section 5(b)(iv), none

      and in relation to Party B for the purpose of:-

      Section 5(a)(v), none

      Section 5(a)(vi), none

      Section 5(a)(vii), none

      Section 5(b)(iv), none

(b) "Specified Transaction" will have the meaning specified in Section 14 of this Agreement.

(c) The "Cross Default" provisions of Section 5(a)(vi), will not apply to Party A and will not apply to Party B.

(d) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) will not apply to Party A and will not apply to Party B.

(e) The "Automatic Early Termination" provision of Section 6(a) will not apply to Party A and will not apply to Party B.

(f) Payments on Early Termination. For the purposes of Section 6(e) of this Agreement:-

      (i)   Market Quotation will apply.

      (ii)  The Second Method will apply.

(g)   "Termination Currency" means Sterling.

(h) "Additional Termination Event" will apply. In addition to the Additional Termination Events set forth in Parts 5(f)(iii) and 5(f)(vi) of this Schedule, the following will constitute an Additional Termination Event:

      The Additional Tax Representation (as defined in Part 2(b) of this Schedule), proves to have been incorrect or misleading in any material respect with respect to one or more Transactions (each an "Affected Transaction" for the purpose of this Additional Termination Event) when made or repeated or deemed to have been made or repeated.

      For the purpose of the foregoing Termination Event, the Affected Party will be Party A only.

Part  2. Tax Representations

(a) Payer Representations. For the purpose of Section 3(e) of this Agreement, Party A and Party B each make the following representation:

      It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, except that it will not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under
      Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)   Payee  Representations.  For the purpose of Section 3(f) of the Agreement,
      Party  A  makes  the  following   representation   (the   "Additional  Tax
      Representation"):

      (i) it is a party to each Transaction solely for the purposes of a trade (or part of a trade) carried on by it in the United Kingdom through a branch or agency; or

      (ii) it is resident in the United Kingdom or in a jurisdiction with which the United Kingdom has a double tax treaty which makes provision, whether for relief or otherwise, in relation to interest.

      For the purpose of Section 3(f) of the Agreement, Party B does not make any representation.

Part 3. Agreement to Deliver Documents

For the purpose of Sections 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:

(a)   Tax forms, documents or certificates to be delivered are: none

(b)   Other documents to be delivered are:

Party required                                                   Covered by
to deliver     Form/Document/                  Date by which     Section 3(d)
Document       Certificate                     to be delivered   Representation

Party A and    Appropriate evidence of         On signing of     Yes
Party B        its signatory's authority       this Agreement

Party B        Certified copy of               On signing of     Yes
               board resolution and            this Agreement
               constitutional documents

Party A        Legal opinion in form and       On signing of     No
               substance satisfactory to       this Agreement
               Party B

Party B        Legal opinion from              On signing of     No
               Allen & Overy                   this Agreement

Party A and    A copy of the annual report     Upon request,     Yes
Party B        for such party containing       as soon as
               audited or certified            publicly
               financial statements            available
               for the most recently
               ended financial year

Party A        The Credit Support Document     On signing of     Yes
               in respect of Party A           this Agreement
               specified in Part 4(f)
               of this Schedule

Part  4. Miscellaneous

(a)   Addresses for Notices.

      Address for notices or communications to Party A:

      Address:          Banque AIG
                        London Branch
                        5th Floor
                        1 Curzon Street
                        London W1J 5RT

      Attention:        Swaps Administration

      Facsimile No.:    020 7659 7200

      With a copy to AIG Financial Products Corp.:

      Address:          50 Danbury Road
                        Wilton
                        CT 06897-4444
                        USA

      Attention:        Chief Financial Officer (with a copy to General Counsel)

      Facsimile No.:    +1 203 222 4780

      Address for notices or communications to Party B:

      Address:          Blackwell House
                        Guildhall Yard
                        London
                        EC2V 5AE

      Attention:        The Secretary

      Facsimile No.:    020 7566 0975

      With a copy to:   (i) HBOS Treasury Services plc:

      Address:          33 Old Broad Street
                        London
                        EC2N 1HZ

      Attention:        Head of Capital Markets and Securitisation

      Facsimile No.:    020 7574 8784

                        (ii) the Security Trustee:

      Address: The Bank of New York
                        One Canada Square

                        London
                        E14 5AL

      Attention:        o

      Facsimile No.:    o

(b)   Process Agent. For the purpose of Section 13(c) of this Agreement:

      Party A appoints as its Process Agent:      None.

      Party B appoints as its Process Agent:      None.

(c)   Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)   Multibranch Party. For the purpose of Section 10(c) of this Agreement:

      Party A is not a Multibranch Party.

      Party B is not a Multibranch Party.

(e)   Calculation Agent. The Calculation Agent is Party A.

(f)   Credit Support Document. Details of any Credit Support Document:

      In respect of Party A: Guarantee by American International Group, Inc. of even date with this Agreement of the obligations of Party A arising out of, inter alia, Transactions entered into under this Agreement.

      In respect of Party B: None.

(g) Credit Support Provider. Credit Support Provider means in relation to Party A, American International Group, Inc.

      Credit Support Provider means in relation to Party B, none.

(h) Governing Law. This Agreement will be governed by and construed in accordance with English law.

(i) Netting of Payments. Subparagraph (ii) of Section 2(c) of this Agreement will apply to Transactions entered into under this Agreement unless otherwise specified in a Confirmation.

(j) "Affiliate" will have the meaning specified in Section 14 of this Agreement.

Part  5. Other Provisions

(a)   No Set-Off

(i) All payments under this Agreement will be made without set-off or counterclaim, except as expressly provided for in Section 6.

(ii)  Section 6(e) will be amended by the deletion of the following sentence:

      "The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off."

(b)   Security Interest

Notwithstanding Section 7, Party A hereby agrees and consents to the assignment by way of security by Party B of its interests under this Agreement (without prejudice to, and after giving effect to, any contractual netting provision contained in this Agreement) to the Security Trustee (or any successor thereto) pursuant to and in accordance with the Third Issuer Deed of Charge and acknowledges notice of such assignment. Each of the parties hereby confirms and agrees that the Security Trustee will not be liable for any of the obligations of Party B hereunder.

(c)   Disapplication of Certain Events of Default

Section 5(a)(ii), Section 5(a)(iii), Section 5(a)(iv), Section 5(a)(v), Section 5(a)(vii)(2), (5), (6), (7) and (9) and Section 5(a)(viii) will not apply in respect of Party B.

Section  5(a)(vii)(8) will not apply to Party B to the extent that it applies to
Section 5(a)(vii)(2), (5), (6), (7) and (9).

(d)   Disapplication of Certain Termination Events

The "Tax Event" and "Tax Event upon Merger" provisions of Section 5(b)(ii) and 5(b)(iii) will not apply to Party A or to Party B.

(e)   Additional Event of Default

The following will constitute an additional Event of Default with respect to Party B:

"Issuer Note Acceleration Notice. A Note Acceleration Notice is served on Party B in relation to the Series o Class o Third Issuer Notes."

(f)   Ratings Event

(i) In the event that the long-term, unsecured and unsubordinated debt obligations of the Credit Support Provider of Party A (or its successor) cease to be rated at least as high as ["AA-"] by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and, as a result of such downgrading, the then current rating of the Series o Class
      o Third Issuer Notes is downgraded or placed under review for possible downgrade by S&P (an "S&P Rating Event"), then Party A will, within 30 days of the occurrence of such Ratings Event at its own cost either:

      (A) put in place an appropriate mark-to-market collateral agreement, (which may be based on the credit support documentation published by ISDA, or otherwise, and relates to collateral in the form of cash or securities or both) in support of Party A's obligations under this Agreement on terms satisfactory to the Security Trustee (whose consent will be given if S&P confirms that the provision of such collateral would maintain the ratings of the Series o Class o Third Issuer Notes or restore the rating of the Series o Class o Third Issuer Notes by S&P to the level it would have been at immediately prior to such S&P Rating Event) provided that (x) Party A will be deemed to have satisfied the requirements of S&P if the amount of collateral agreed to be provided in the form of cash and/or securities (the "Collateral Amount") is determined on a basis which is no more onerous than the criteria of S&P published in January 1999, as amended in June 2000, which enables entities rated lower than a specified level to participate in structured finance transactions which, through collateralisation are rated at a higher level (as referred to, in part, in the article entitled New Interest Rate Currency Swap Criteria Broadens Allowable Counterparties in the January 1999 issue of S&P's Structured Finance Publication) (the "S&P Criteria") and (y) the Collateral Amount will not be required to exceed such amount as would be required (in accordance with the S&P Criteria) to maintain or restore the rating of the Series o Class o Third Issuer Notes at or to the level they would have been at immediately prior to such S&P Rating Event;

      (B) transfer all of its rights and obligations with respect of this Agreement to a replacement third party satisfactory to the Security Trustee (whose consent will be given if S&P confirms that such transfer would maintain the ratings of the Series o Class o Third Issuer Notes by S&P at, or restore the rating of the Series o Class
            o Third Issuer Notes by S&P to, the level it would have been at immediately prior to such S&P Rating Event);

      (C) obtain a guarantee of its rights and obligations with respect to this Agreement from a third party satisfactory to the Security Trustee (whose consent will be given if S&P confirms that such guarantee would maintain the rating of the Series o Class o Third Issuer Notes at, or restore the rating of the Series o Class o Third Issuer Notes to, the level it would have been at immediately prior to such S&P Rating Event); or

      (D) take such other action as Party A may agree with S&P as will result in the rating of the Series o Class o Third Issuer Notes following the taking of such action being maintained at, or restored to, the level it would have been at immediately prior to such S&P Rating Event.

      If any of paragraphs (i)(B), (i)(C) or (i)(D) above are satisfied at any time, all collateral (or the equivalent thereof, as appropriate) transferred by Party A pursuant to paragraph (i)(A) will be transferred to Party A and Party A will not be required to transfer any additional collateral.

      (ii) In the event that the long-term, unsecured and unsubordinated debt obligations of the Credit Support Provider of Party A (or its successor) is downgraded by Moody's below the lower of (A) "A1" (or its equivalent) and (B) the highest rating then issued by Moody's immediately prior to such downgrading in respect of any of the then outstanding Series o Class o Third Issuer Notes

      (such downgrading being an "Initial Moody's Rating Event"), then Party A will, within 30 days of the occurrence of such Initial Moody's Rating Event, at its own cost either:

      (1) transfer all of its rights and obligations with respect to this Agreement to either (x) a replacement third party with the Required Ratings (as defined below) domiciled in the same legal jurisdiction as Party A or Party B, or (y) a replacement third party as agreed with Moody's;

      (2) procure another person to become co-obligor in respect of the obligations of Party A under this Agreement, such co-obligor may be either (x) a person with the Required Ratings (as defined below) domiciled in the same legal jurisdiction as Party A or Party B, or
            (y) such other person as agreed with Moody's;

      (3)   take such other action as agreed with Moody's; or

      (4) put in place a mark-to-market collateral agreement in a form and substance acceptable to Moody's (which may be based on the credit support documentation published by ISDA, or otherwise, and relates to collateral in the form of cash or securities or both) in support of its obligations under this Agreement which complies with the Moody's Criteria (as defined below) or such other amount as may be agreed with Moody's.

      If any of paragraphs (ii)(1), (ii)(2) or (ii)(3) above are satisfied at any time, all collateral (or the equivalent thereof, as appropriate) transferred by Party A pursuant to paragraph (ii)(4) will be transferred to Party A and Party A will not be required to transfer any additional collateral.

      (iii) In the event that the long-term, unsecured and unsubordinated debt obligations of the Credit Support Provider of Party A (or its successor) cease to be rated as high as ["Baa"] (or its equivalent) by Moody's (such cessation being a "Subsequent Moody's Rating Event"), then Party A will:

      (1) within 30 days of the occurrence of such Subsequent Moody's Rating Event on a best efforts basis, and at its own cost, attempt either to:

            (aa) transfer all of its rights and obligations with respect to this Agreement to either (x) a replacement third party with the Required Ratings (as defined below) domiciled in the same legal jurisdiction as Party A or Party B, or (y) a replacement third party as agreed with Moody's;

            (bb) procure another person to become co-obligor in respect of the obligations of Party A under this Agreement, such co-obligor may be either (x) a person with the Required Ratings (as defined below) domiciled in the same legal jurisdiction as Party A or Party B, or (y) such other person as agreed with Moody's; or

            (cc)  take such other action agreed with Moody's; and

      (2) within 30 days of the occurrence of such Subsequent Moody's Rating Event, put in place, at its own cost, pending compliance with paragraph (iii)(1)(aa), (iii)(1)(bb) or (iii)(1)(cc) above, a
            mark-to-market   collateral   agreement  in  a
            form and substance acceptable to Moody's (which may be based on the credit support documentation published by ISDA, or otherwise, and relates to collateral in the form of cash or securities or both) in support of its obligations under this Agreement which complies with the Moody's Criteria (as defined below) or such other amount as may be agreed with Moody's, provided that if a mark-to-market collateral agreement already exists as a result of the application of paragraph
            (ii)(4) above, then Party A will within 10 days of the occurrence of such Subsequent Moody's Rating Event provide additional collateral to satisfy the Moody's Criteria applicable to the then current rating of the Credit Support Provider of Party A (or its successor).

      If any of paragraphs (iii)(1)(aa), (bb) or (cc) are satisfied at any time, all collateral (or the equivalent thereof, as appropriate) transferred by Party A pursuant to paragraph (iii)(2) will be transferred to Party A and Party A will not be required to transfer any additional collateral.

For the purposes of paragraphs (ii) and (iii) of this Part 5(f), "Required Ratings" means, in respect of the relevant entity, its long-term, unsecured and unsubordinated debt obligations are rated at least as high as ["A2"], or such other ratings as may be agreed with Moody's from time to time.

"Moody's Criteria" means that the Collateral Amount will equal the sum of (a) the product of A multiplied by the mark-to-market value of the outstanding Transactions as determined by Party A in good faith on each Local Business Day and (b) the product of B multiplied by the current aggregate notional amounts of the outstanding Transactions, where:

(w) "A" means [102%] and "B" means [0%] if the long-term, unsecured and unsubordinated debt obligations of Party A's Credit Support Provider (or its successor), is downgraded below ["A1"] by Moody's;

(x) "A" means [102%] and "B" means [2.0%] if the long-term, unsecured and unsubordinated debt obligations of Party A's Credit Support Provider (or its successor) is downgraded below ["A2"] by Moody's;

(y) "A" will be equal to or greater than [102%] (as determined by Moody's) and "B" will be equal to or greater than [3%] (as determined by Moody's) if the long-term unsecured and unsubordinated debt obligations of Party A's Credit Support Provider (or its successor), is downgraded below ["Baa2"] by Moody's; and

(z)   "A" means [0%] and "B" means [0%] in all other cases.

      In relation to paragraphs (ii)(4) and (iii)(2) above, Party A will, upon receipt of reasonable notice from Moody's demonstrate to Moody's the calculation by Party A of the mark-to-market value of the outstanding Transactions. In relation to paragraph (iii)(2) above, Party A will, at its own cost, on receipt of reasonable notice from Moody's and within 30 days of receipt of such notice arrange a third party valuation of the mark-to-market value of the outstanding Transactions.

      A failure by Party A to arrange such a valuation will not be or give rise to an Event of Default under Section 5(a)(ii) of this Agreement but will constitute an Additional Termination Event with Party A as the sole Affected Party and all Transactions as Affected Transactions.

(iv) In the event that the long-term, unsecured and unsubordinated debt obligations of the Credit Support Provider of Party A (or its successor) cease to be rated at least as high as [A+] (or its equivalent) by Fitch Ratings Ltd ("Fitch") and as a result of such downgrading, the then current rating of the Series o Class o Third Issuer Notes is downgraded or placed under review for possible downgrade by Fitch (an "Initial Fitch Rating Event") then Party A will, on a [reasonable][best] efforts basis within 30 days of the occurrence of such Initial Fitch Rating Event, at its own cost, either:

      (A) put in place an appropriate mark-to-market collateral agreement, (which may be based on the credit support documentation published by ISDA, or otherwise, and relates to collateral in the form of cash or securities or both to be posted on a weekly basis) in support of Party A's obligations under this Agreement provided that (x) Party A will be deemed to have satisfied the requirements of Fitch if the Collateral Amount is determined on a basis which is no more onerous than the Fitch Criteria (defined below), and (y) the Collateral Amount will not be required to exceed such amount as would be required (in accordance with the Fitch Criteria) to maintain the rating of the Series o Class o Third Issuer Notes at the level at which they were immediately prior to such Fitch Rating Event;

      (B) transfer all of its rights and obligations with respect of this Agreement to a replacement third party satisfactory to the Security Trustee (whose consent will be given if Fitch confirms that such transfer would maintain the ratings of the Series o Class o Third Issuer Notes by Fitch at, or restore the rating of the Series o Class o Third Issuer Notes by Fitch to, the level it would have been at immediately prior to such Initial Fitch Rating Event);

      (C) obtain a guarantee of its rights and obligations with respect to this Agreement from a third party satisfactory to the Security Trustee (whose consent will be given if Fitch confirms that such guarantee would maintain the rating of the Series o Class o Third Issuer Notes at, or restore the rating of the Series o Class o Third Issuer Notes to, the level it would have been at immediately prior to such Initial Fitch Rating Event); or

      (D) take such other action as Party A may agree with Fitch as will result in the rating of the Series o Class o Third Issuer Notes following the taking of such action being maintained at, or restored to, the level it would have been at immediately prior to such Initial Fitch Rating Event.

(v) In the event that the long-term, unsecured and unsubordinated debt obligations of the Credit Support Provider of Party A (or its successor) cease to be rated at least as high as [o] (or its equivalent) by Fitch and as a result of such downgrading, the then current rating of the Series o Class o Third Issuer Notes is downgraded or placed under review for possible downgrade by Fitch (a "Subsequent Fitch Rating Event") then Party A will:

      (A) on a [reasonable][best] efforts basis within 30 days of the occurrence of such Subsequent Fitch Rating Event, at its own cost, either:

            (1) transfer all of its rights and obligations with respect of this Agreement to a replacement third party satisfactory to the Security Trustee (whose consent will be given if Fitch confirms that such transfer would maintain the ratings of the Series o Class o Third Issuer Notes by

                  Fitch at, or restore the rating of the Series o Class o Third Issuer Notes by Fitch to, the level it would have been at immediately prior to such Subsequent Fitch Rating Event);

            (2) obtain a guarantee of its rights and obligations with respect to this Agreement from a third party satisfactory to the Security Trustee (whose consent will be given if Fitch confirms that such guarantee would maintain the rating of the Series o Class o Third Issuer Notes at, or restore the rating of the Series o Class o Third Issuer Notes to, the level it would have been at immediately prior to such Subsequent Fitch Rating Event); or

            (3) take such other action as Party A may agree with Fitch as will result in the rating of the Series o Class o Third Issuer Notes following the taking of such action being maintained at, or restored to, the level it would have been at immediately prior to such Subsequent Fitch Rating Event; and

      (B) within [10] days of the occurrence of such Subsequent Fitch Rating Event, put in place, at its own cost, pending compliance with paragraph (v)(A)(1), (v)(A)(2) or (v)(A)(3) above, a mark-to-market collateral agreement in a form and substance acceptable to Fitch (which may be based on the credit support documentation published by ISDA, or otherwise, and relates to collateral in the form of cash or securities or both) in support of its obligations under this Agreement which complies with the Fitch Criteria (as defined below) or such other amount as may be agreed with Fitch, provided that if a mark-to-market collateral agreement already exists as a result of the application of paragraph (ii)(4) above, then Party A will within 10 days of the occurrence of such Subsequent Moody's Rating Event provide additional collateral to satisfy the Moody's Criteria applicable to the then current rating of the Credit Support Provider of Party A (or its successor).

      "Fitch  Criteria"  means that the Collateral  Amount will equal the sum of
      (a) the product of A multiplied by the mark-to-market value of the outstanding Transactions as determined by Party A in good faith on a weekly basis and (b) the product of B multiplied by the current aggregate notional amounts of the outstanding Transactions, where "A" means [100%] and "B" means [1.25%].

(vi)  (A)   If Party A does not take any of the measures  described in paragraph
            (i) above, such failure will not be or give rise to an Event of Default but will constitute an Additional Termination Event with respect to Party A which will be deemed to have occurred on the thirtieth day following the S&P Rating Event with Party A as the sole Affected Party and all Transactions as Affected Transactions.

      (B)   If Party A does not take any of the measures  described in paragraph
            (ii)(1), (2), (3) [or (4)] above, such failure will not be or give rise to an Event of Default but will constitute an Additional Termination Event with respect to Party A and will be deemed to have occurred on the thirtieth day following the occurrence of such Initial Moody's Rating Event with Party A as the sole Affected Party and all Transactions as Affected Transactions.

      (C)   If  Party A does  not  take  the  measures  described  in  paragraph
            (iii)(2) above, such failure will give rise to an Event of Default with respect to Party A and will be deemed to have occurred on the tenth day following such Subsequent Moody's Rating Event with Party A as the Defaulting Party. Further, it will constitute an Additional Termination Event with respect to Party A if, even after satisfying the requirements of paragraph (iii)(2) above, Party A has failed, having applied reasonable efforts, to either transfer as described in paragraph
            (iii)(1)(aa),   find  a   co-obligor   as   described  in  paragraph
            (iii)(1)(bb)  or take such other  action as  described  in paragraph
            (iii)(1)(cc) on the tenth day after notice of such failure, and such Additional Termination Event will be deemed to have occurred on the thirtieth day following such downgrade with Party A as the sole Affected Party and all Transactions as Affected Transactions.

      (D) If Party A does not take the measures described in paragraph (iv) above, such failure will not be or give rise to an Event of Default but will constitute an Additional Termination Event with respect to Party A which will be deemed to have occurred on the thirtieth day following the Fitch Rating Event with Party A as the sole Affected Party and all Transactions as Affected Transactions.

      (E) If Party A does not take the measures described in paragraph (v)(B) above, such failure will give rise to an Event of Default with respect to Party A and will be deemed to have occurred on the tenth day following such Subsequent Fitch Rating Event with Party A as the Defaulting Party. Further, it will constitute an Additional Termination Event with respect to Party A if, even after satisfying the requirements of paragraph (v)(B) above, Party A has failed, having applied reasonable efforts, to either transfer as described in paragraph (v)(A)(1), find a co-obligor as described in paragraph
            (v)(A)(2)  or take such  other  action  as  described  in  paragraph
            (v)(A)(3) on the tenth day after notice of such failure, and such Additional Termination Event will be deemed to have occurred on the thirtieth day following such downgrade.

      (F) In the event that Party B were to designate an Early Termination Date and there would be a payment due to Party A, Party B may only designate such an Early Termination Date in respect of an Additional Termination Event under this Part 5(f) if Party B has found a replacement counterparty willing to enter into a new transaction on terms that reflect as closely as reasonably possible, as determined by Party B in its sole and absolute discretion, the economic, legal and credit terms of the Terminated Transactions with Party A, and Party B has acquired the Security Trustee's prior written consent.

Each of Party B and the Security Trustee will use their reasonable endeavours to co-operate with Party A in putting in place such credit support documentation, including agreeing to such arrangements in such documentation as may satisfy S&P, Moody's and/or Fitch, as applicable, with respect to the operation and management of the collateral and entering into such documents as may reasonably be requested by Party A in connection with the provision of such collateral.

(g)   Transfer Policy

Section 7 of this Agreement will not apply to Party A, who will be required to comply with, and will be bound by, the following:

Without prejudice to Section 6(b)(ii) as amended in this Schedule, Party A may transfer all (but not part only) of its interests and obligations in and under this Agreement to any of its Affiliates or, with the prior written consent of Party B, such consent not to be unreasonably withheld, to any other entity, (each such Affiliate or entity a "Transferee") upon providing five Business Days' prior written notice to the Note Trustee, provided that:

(i) the Transferee's short-term unsecured and unsubordinated debt obligations are then rated not less than ["F-1"] by Fitch and ["A-1+"] by S&P, its long-term unsecured and unsubordinated debt obligations are then rated not less than ["A1"] by Moody's (or its equivalent by any substitute rating agency) or such Transferee's obligations under this Agreement are guaranteed by an entity whose short-term, unsecured and unsubordinated debt obligations are then rated not less than ["F-1"] by Fitch and ["A-1+"] by S&P and whose long-term, unsecured and unsubordinated debt obligations are then rated not less than ["A1"] by Moody's (or its equivalent by any substitute rating agency);

(ii) if the Transferee is domiciled in a different legal jurisdiction from both Party A and Party B, the Ratings Agencies have confirmed in writing that the then current rating of the Series o Class o Third Issuer Notes will not be adversely affected;

(iii) the Transferee will not, as a result of such transfer, be required on the next succeeding Scheduled Payment Date to withhold or deduct on account of any Tax (except in respect of default interest) amounts in excess of that which Party A would, on the next succeeding Scheduled Payment Date have been required to so withhold or deduct unless the Transferee would be required to make additional payments pursuant to Section 2(d)(i)(4) corresponding to such excess;

(iv) a Termination Event or Event of Default does not occur as a result of such transfer;

(v) no additional amount will be payable by Party B to Party A or the Transferee on the next succeeding Scheduled Payment Date as a result of such transfer; and

(vi) the Transferee confirms in writing that it will accept all of the interests and obligations in and under this Agreement which are to be transferred to it in accordance with the terms of this provision.

With respect to paragraph (iii) above, each party agrees to make such Payee Tax Representations and Payer Tax Representations as may reasonably be requested by the other party in order to reasonably satisfy such other party that such withholding or deduction will not occur.

Following the transfer, all references to Party A (or its Credit Support Provider, as applicable) will be deemed to be references to the Transferee.

Save as otherwise provided for in this Agreement and notwithstanding Section 7, Party A will not be permitted to transfer (by way of security or otherwise) this Agreement nor any interest or obligation in or under this Agreement without the prior written consent of the Security Trustee.

(h)   Additional Representation

Section 3 is amended by the addition at the end thereof of the following additional representations (provided that the representation in Section 3(h) will be made by Party A only):

      "(g) No Agency. It is entering into this Agreement, including each Transaction, as principal and not as agent of any person or entity.

      (h) Pari Passu. Its obligations under this Agreement rank pari passu with all of its other unsecured, unsubordinated obligations except those obligations preferred by operation of law."

(i)   Recording of Conversations

[Each party to this Agreement (i) consents to the recording of the telephone conversations of trading, marketing and operations personnel of the parties in connection with this Agreement or any potential Transaction, (ii) agrees to obtain any necessary consent of, and give notice of such recording to, such personnel of it and (iii) agrees that in any Proceedings it will not object to the introduction of such recordings in evidence on the ground that consent was not properly given.]

(j)   Relationship between the Parties

The  Agreement is amended by the  insertion  after  Section 14 of an  additional
Section 15, reading in its entirety as follows:

"15. Relationship between the Parties

Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(a) Non Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction, it being understood that information and explanations related to the terms and conditions of a Transaction will not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party will be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(b) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the financial and other risks of that Transaction.

(c) Status of Parties. The other party is not acting as a fiduciary for or an adviser for it in respect of that Transaction."

(k)   Tax

The Agreement is amended by deleting Section 2(d) in its entirety and replacing it with the following:

"(d)  Deduction or Withholding for Tax

(i)   Requirement to Withhold

      All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required (including, for the avoidance of doubt, if such deduction or withholding is required in order for the payer to obtain relief from Tax) by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party ("X") is so required to deduct or withhold, then that party (the "Deducting Party"):

      (1)   will promptly notify the other party ("Y") of such requirement;

      (2) will pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any Gross Up Amount (as defined below) paid by the Deducting Party to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

      (3) will promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

      (4) if X is Party A, X will promptly pay in addition to the payment to which Party B is otherwise entitled under this Agreement, such additional amount (the "Gross Up Amount") as is necessary to ensure that the net amount actually received by Party B will equal the full amount which Party B would have received had no such deduction or withholding been required.

(ii)  Liability

      If:

      (1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding for or on account of any Tax; and

      (2)   X does not so deduct or withhold; and

      (3)   a liability resulting from such Tax is assessed directly against X,

      then, except to the extent that Y has satisfied or then satisfies the liability resulting from such Tax, (A) where X is Party B, Party A will promptly pay to Party B the amount of such liability (the "Liability Amount") (including any related liability for interest and together with an amount equal to the Tax payable by Party B on receipt of such amount but including any related liability for penalties only if Party A has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)) and Party B will promptly pay to the relevant government revenue authority the amount of such liability (including any related liability for interest and penalties) and (B) where X is Party A and Party A would have been required to pay a Gross Up Amount to Party B, Party A will promptly pay to the relevant government revenue authority the amount of such liability (including any related liability for interest and penalties).

(iii) Tax Credit etc.

      Where Party A pays an amount in accordance with Section 2(d)(i)(4) above, Party B undertakes as follows:

      (1) to the extent that Party B obtains any Tax credit, allowance, set-off or repayment from the tax authorities of any jurisdiction relating to any deduction or withholding giving rise to such payment (a "Tax Credit"), it will pay to Party A as soon as practical after receipt of the same so much of the cash benefit (as calculated below) relating thereto which it has received as will leave Party B in substantially the same (but in any event no worse) position as Party B would have been in if no such deduction or withholding had been required;

      (2) the "cash benefit" will, in the case of a Tax credit, allowance or set-off, be the additional amount of Tax which would have been payable by Party B in the jurisdiction referred to in clause (1) above but for the obtaining by it of the said Tax credit, allowance or set-off and, in the case of a repayment, will be the amount of the repayment together, in either case, with any related interest or similar payment obtained by Party B;

      (3) it will use all reasonable endeavours to obtain any Tax Credit as soon as is reasonably practicable provided that it will be the sole judge of the amount of such Tax Credit and of the date on which the same is received and will not be obliged to disclose to Party A any information relating to its tax affairs or tax computations save that Party B will, upon request by Party A, supply Party A with a reasonably detailed explanation of its calculation of the amount of any such Tax Credit and of the date on which the same is received; and

      (4) it will ensure that any Tax Credit obtained is paid directly to Party A, and not applied in whole or part to pay any other Issuer Secured Creditor or any other party, both prior to and subsequent to any enforcement of the security constituted by the Third Issuer Deed of Charge."

(l)   Security, Enforcement and Limited Recourse

(i) Party A agrees with Party B and the Security Trustee to be bound by the terms of the Third Issuer Deed of Charge and, in particular, confirms that: (A) no sum will be payable by or on behalf of Party B to it except in accordance with the provisions of the Third Issuer Deed of Charge; and
      (B) it will not take any steps for the winding up, dissolution or reorganisation or for the appointment of a receiver, administrator, administrative receiver, trustee, liquidator, sequestrator or similar officer of Party B or of any or all of its revenues and assets nor participate in any ex parte proceedings nor seek to enforce any judgment against Party B, subject to the provisions of the Third Issuer Deed of Charge.

(ii) In relation to all sums due and payable by Party B to Party A, Party A agrees that it will have recourse only to Third Issuer Available Funds, but always subject to the order of priority of payments set out in the Third Issuer Cash Management Agreement and the Third Issuer Deed of Charge.

(m)   Condition Precedent

Section 2(a)(iii) will be amended by the deletion of the words "a Potential Event of Default" in respect of obligations of Party A only.

(n)   Representations

Section 3(b) will be amended by the deletion of the words "or Potential Event of Default" in respect of the representation given by Party B only.

(o)   Additional Definitions

Words and expressions defined in the Amended and Restated Master Definitions and Construction Schedule (the "Master Schedule") and the Third Issuer Master Definitions and Construction Schedule (the "Issuer Schedule") (together the "Master Definitions Schedule") signed for the purposes of identification on o will, except so far as the context otherwise requires, have the same meaning in this Agreement. In the event of any inconsistency between the definitions in this Agreement and in the Master Definitions Schedule the definitions in this Agreement will prevail. In the event of any inconsistency between the Master Schedule and the Issuer Schedule, the Issuer Schedule will prevail. The rules of interpretation set out in the Master Definitions Schedule will apply to this Agreement.

(p)   Change of Account

Section 2(b) of this Agreement is hereby amended by the addition of the following at the end thereof:

"; provided that such new account will be in the same legal and tax jurisdiction as the original account and such new account, in the case of Party B, is held with a financial institution with a short term unsecured, unsubordinated and unguaranteed debt obligation rating of at least Prime-1 (in the case of Moody's), [A-1+] (in the case of S&P) and [F-1] (in the case of Fitch)."

(q)   Modifications to close-out provisions

Upon the occurrence of an Event of Default with respect to Party A or an Additional Termination Event which entitles Party B to terminate any Affected Transaction pursuant to Section 6(b) of the Agreement, Party B will be entitled (but not obliged in the event that it does not designate an Early Termination
Date) to proceed in accordance with Section 6 of this Agreement, subject to the following:

(i) For the purposes of Section 6(d)(i), Party B's obligation with respect to the extent of information to be provided with its calculations is limited to information Party B has already received in writing and provided Party B is able to release this information without breaching the provisions of any law applicable to, or any contractual restriction binding upon, Party B.

(ii) The following amendments will be deemed to be made to the definition of "Market Quotation":

      (A) the word "firm" will be added before the word "quotations" in the second line; and

      (B) the words "provided that the documentation relating thereto is either the same as this Agreement and the existing confirmations hereto (and the long term unsecured and unsubordinated debt obligations of the Reference Market-maker is rated not less than ["AA-"] by S&P, ["A1"] by Moody's and ["A+"] by Fitch (or, if such Reference Market-maker is not rated by a Rating Agency, at such equivalent rating that is acceptable to such Rating Agency) or the Rating Agencies have confirmed in writing such proposed documentation will not adversely impact the ratings of the Notes" will be added after "agree" in the sixteenth line; and

      (C)   the last sentence will be deleted and replaced with the following:

            "If, on the last date set for delivery of quotations, exactly two quotations are provided, the Market Quotation will be either (a) the lower of the two quotations where there would be a sum payable by Party A to Party B, or (b) the higher of the two quotations where there would be a sum payable by Party B to Party A. If only one quotation is provided on such date, Party B may, in its discretion, accept such quotation as the Market Quotation and, if Party B does not accept such quotation (or if no quotation has been provided), it will be deemed that the Market Quotation in respect of the Terminated Transaction cannot be determined. If no quotation has been provided, it will be deemed that the Market Quotation in respect of the Terminated Transaction cannot be determined."

(iii) For the purpose of the definition of "Market Quotation", and without limitation of the general rights of Party B under the Agreement:

      (A) Party B will undertake to use its reasonable efforts to obtain at least three firm quotations as soon as reasonably practicable after the Early Termination Date and in any event within the time period specified pursuant to Part 5(q)(iii)(C) below;

      (B) Party A will, for the purposes of Section 6(e), be permitted to obtain on behalf of Party B quotations from Reference Market-makers;

      (C) If no quotations have been obtained within 6 Local Business Days after the occurrence of the Early Termination Date or such longer period as Party B may specify in writing to Party A, then it will be deemed that the Market Quotation in respect of the Terminated Transaction cannot be determined;

      (D) Party B will be deemed to have discharged its obligations under Part 5(q)(iii)(A) above if it promptly requests, in writing, Party A (such request to be made within two Local Business Days after the occurrence of the Early Termination Date) to obtain on behalf of Party B quotations from Reference Market-makers and Party A agrees to act in accordance with such request; and

      (E) Party B will not be obliged to consult with Party A as to the day and time of obtaining any quotations.

[(r)  Contracts (Rights of Third Parties) Act 1999

A person who is not a party to this Agreement will not have any right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms but this will not affect any right or remedy of a third party which exists or is available apart from that Act.]

DRAFT 11.11.03
                                                   Series 3 Class A Confirmation

From:             Banque AIG, London Branch
                  Fifth Floor
                  1 Curzon Street
                  London
                  W1J 5RT

To:               Permanent Financing (No. 3) PLC
                  Blackwell House
                  Guildhall Yard
                  London
                  EC2V  5AE

Attention:        The Secretary

To:               The Bank of New York
                  One Canada Square
                  London
                  E14 5AL

Attention:        o

                                                                         o, 2003

Dear Sirs,

Confirmation - Series 3 Class A Dollar to Sterling Currency Swap

The purpose of this letter is to confirm the terms and conditions of the Swap Transaction entered into between us on the Trade Date specified below. This letter constitutes a "Confirmation" as referred to in the 1992 ISDA Master Agreement (Multicurrency-Cross Border) (Series 3 Class A) entered into between us, you and The Bank of New York (the "Security Trustee") dated as of o, 2003 as amended and supplemented from time to time (the "Agreement").

The definitions and provisions contained in the 2000 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc. (the "Definitions") are incorporated into this Confirmation. In the event of any inconsistency between any of the following, the first listed will govern (i) this Confirmation; (ii) the Master Definitions Schedule; and (iii) the Definitions.

1. The terms of the particular Swap Transaction to which this Confirmation relates are as follows:

      Party A:                          Banque AIG, London Branch

      Party B:                          Permanent Financing (No. 3) PLC

      Trade Date:                       o, 2003

      Effective Date:                   o, 2003

      Termination Date:                 The  earlier of the  Quarterly  Interest
                                        Payment Date falling in [September 2033]
                                        and the date on which all of the  Series
                                        3  Class  A  Third   Issuer   Notes  are
                                        redeemed in full.

      Dollar Currency Exchange Rate:    o USD per GBP

      Business Days:                    London  Business  Day, New York Business
                                        Day and TARGET Business Day

      Calculation Period:               Has the  meaning  given to such  term in
                                        the Definitions.

      Calculation Agent:                Party A

Party A Floating Amounts:

      Party A Currency Amount:          In respect  of each Party A  Calculation
                                        Period,  an amount in  Dollars  equal to
                                        the principal amount  outstanding of the
                                        Series 3 Class A Third  Issuer  Notes on
                                        the first day of such Calculation Period
                                        (after    taking   into    account   any
                                        redemption on such day).

      Party A Payment Dates:            Each  Quarterly  Interest  Payment  Date
                                        from   and   including   the   Quarterly
                                        Interest  Payment Date falling in [March
                                        2004] up to the Termination Date and the Termination Date.

      Party A Floating Rate:            In respect  of each Party A  Calculation
                                        Period, Three-Month USD-LIBOR determined in respect of the first day of such Party A Calculation Period.

      Spread:                           o per cent.

      Rounding Convention:              Rounded to the nearest cent

      Party A Floating Rate Day
      Count Fraction:                   Actual/360

Party B Floating Amounts:

      Party B Currency Amount:          In respect  of each Party B  Calculation
                                        Period, an amount in Sterling equivalent
                                        to the Party A  Currency  Amount for the
                                        Party A Calculation Period commencing on
                                        the  first day of the  relevant  Party B
                                        Calculation    Period,    converted
                                        by  reference  to  the  Dollar  Currency
                                        Exchange Rate.

      Party B Payment Dates:            Each  Quarterly  Interest  Payment  Date
                                        from   and   including   the   Quarterly
                                        Interest  Payment Date falling in [March
                                        2004] up to the Termination Date and the Termination Date.

      Party B Floating Rate:            In respect  of each Party B  Calculation
                                        Period,   Sterling-LIBOR  determined  in
                                        respect of the first day of such Party B
                                        Calculation Period.

      Spread:                           o per cent.

      Party B Floating Rate Day
      Count Fraction:                   Actual/365 (Fixed)

      Rounding Convention:              Rounded to the nearest penny

Initial Exchange:

      Initial Exchange Date:            Effective Date

      Party A Initial
      Exchange Amount:                  GBP o

      Party B Initial
      Exchange Amount:                  USD o

Interim Exchange:

      Interim Exchange Dates:           Each  Quarterly  Interest  Payment  Date
                                        (other than the Termination Date) on which any of the Series 3 Class A Third
                                        Issuer Notes are redeemed in whole or in part.

      Party A Interim
      Exchange Amount:                  In  respect  of  each  Interim  Exchange
                                        Date, an amount in Dollars equal to the amount of the Series 3 Class A Third
                                        Issuer  Notes  redeemed on such  Interim
                                        Exchange Date.

      Party B Interim
      Exchange Amount:                  In  respect  of  each  Interim  Exchange
                                        Date,  the  Sterling  equivalent  of the
                                        Party A Interim Exchange Amount for such
                                        Interim   Exchange  Date   converted  by
                                        reference   to   the   Dollar   Currency
                                        Exchange Rate.

Final Exchange:
      Final Exchange Date:              Termination Date

      Party A Final Exchange Amount:    An  amount  in  Dollars   equal  to  the
                                        principal  amount   outstanding  of  the
                                        Series 3 Class A Third Issuer Notes on the Final Exchange Date (before taking into account any redemption on such day).

      Party B Final Exchange Amount:    The Sterling  equivalent  of the Party A
                                        Final  Exchange   Amount   converted  by
                                        reference   to   the   Dollar   Currency
                                        Exchange Rate.

2. Account Details:

      Payments to Party A
      in Dollars:                       Bank:             o

                                        Sort Code:        o

                                        SWIFT:            o

                                        ABA No.:          o

      Payments to Party A
      in Sterling:                      Bank:             o

                                        Sort Code         o

                                        SWIFT:            o

      Payments to Party B
      in Dollars:                       Bank:             o

                                        Credit Account:   o

                                        New York Swift:   o

                                        FAO:              o

                                        London Swift:     o

                                        Reference:        [GATS       "Permanent
                                                          Financing     (No.  3)
                                                          PLC"]

      Payments to Party B
      in Sterling:                      Bank:             o

                                        Account Number:   o

                                        Sort Code:        o

                                        SWIFT:            o

                                        Reference:        [Permanent   Financing
                                                          (No.  3)  PLC -  Third
                                                          Issuer     Transaction
                                                          Account]

      It is agreed by the parties that payments made by Party A to the Principal Paying Agent in accordance with the settlement instructions, as detailed above, will be considered as absolute and conclusive discharge of Party A's obligations to Party B in respect of such payment, regardless of whether the Principal Paying Agent makes a payment in turn to Party B. This will continue to be the case until Party B changes its account in accordance with Section 2(b) of the Agreement.

3.    Notice Details:

      Party A:                   Banque AIG, London Branch

      Address:                   Fifth Floor
                                 1 Curzon Street
                                 London
                                 W1J 5RT

      Facsimile Number:          o

      Attention:                 o

      Party B:                   Permanent Financing (No. 3) PLC

      Address:                   Blackwell House
                                 Guildhall Yard
                                 London
                                 EC2V 5AE

      Facsimile Number:          020 7566 0975

      Attention:                 The Secretary

      With a copy to: (i)        the Security Trustee:

      Name:                      The Bank of New York

      Address:                   One Canada Square
                                 London
                                 E14 5AL

      Facsimile Number:          o

      Attention:                 o

                       (ii)      HBOS Treasury Services plc

      Address:                   33 Old Broad Street
                                 London
                                 EC2N 1HZ

      Attention:                Head of Capital Markets and Securitisation

      Facsimile Number:         020 7574 8784

Yours faithfully,

BANQUE AIG, LONDON BRANCH

By:
Name:
Title:

Confirmed as of the date first written:

PERMANENT FINANCING (NO. 3) PLC

By:
Name:
Title:

THE BANK OF NEW YORK

By:
Name:
Title: